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                           PACIFIC SCIENTIFIC COMPANY

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                                    CONTACTS:   Chuck Burgess or Joele Frank
                                                Abernathy MacGregor Frank
                                                (212) 371-5999

          PACIFIC SCIENTIFIC SAYS KOLLMORGEN CLAIMS SUFFICIENT CONSENTS
                     TO CALL SPECIAL MEETING OF SHAREHOLDERS

        BOARD OF DIRECTORS CONTINUES TO EXPLORE STRATEGIC ALTERNATIVES TO

                       INADEQUATE KOLLMORGEN TENDER OFFER

NEWPORT BEACH, CALIFORNIA, January 8, 1998 -- Pacific Scientific Company (NYSE:
PSX) said today that it has been informed by Kollmorgen Corporation (NYSE: KOL) that Kollmorgen has received the consent of a sufficient number of holders of Pacific Scientific common stock to call a special meeting of Pacific Scientific shareholders on February 13, 1998. The purpose of the special meeting sought by Kollmorgen would be to remove existing members of Pacific Scientific's Board of Directors and to elect Kollmorgen's nominees to the Board, in an attempt to effect an unsolicited takeover of Pacific Scientific by Kollmorgen.

Pacific Scientific stated that it will review the consents to determine whether they are valid under applicable law.

As previously announced, the Pacific Scientific Board has determined Kollmorgen's offer to be inadequate and not in the best interests of Pacific Scientific and its shareholders. The closing price for Pacific Scientific common stock on the New York Stock Exchange on January 8, 1998 was $23.50 per share.

Lester Hill, Chairman and Chief Executive Officer of Pacific Scientific, stated, "The Board of Directors of Pacific Scientific continues to believe that the Kollmorgen offer is not reflective of the value that has been created under the strategic plan being implemented by our new management team. The fact that Pacific Scientific's stock is trading at approximately $3.00 above the tender offer price further underscores our investors' views of the inadequacy of the Kollmorgen bid. The Board and management are continuing to work with our financial advisor, BancAmerica Robertson Stephens, to explore various strategic and other alternatives for maximizing shareholder value, which may include the sale of the company or other extraordinary transaction involving the company."

Pacific Scientific Company is an international business that designs, manufactures and markets motion control, process control and safety equipment.